SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Partners Trust Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

Partners Trust Financial Group, Inc.

[INSERT GRAPHIC]

March 21, 2003

To the Shareholders of

Partners Trust Financial Group, Inc.:

You are cordially invited to attend the Annual Meeting of shareholders of Partners Trust Financial Group, Inc. to be held on Wednesday, April 23, 2003, at 11:00 a.m. Eastern Time, in the Community Board Room at the Company's executive offices, 233 Genesee Street, Utica, New York 13501.

At the Annual Meeting, you will be asked to: (i) elect four directors, each to serve for a three-year term, (ii) ratify the appointment of KPMG LLP as independent auditors of Partners Trust for the year ending December 31, 2003 and (iii) transact such other business as may properly come before the Annual Meeting or any adjournments.

The Board of Directors unanimously recommends that you vote FOR the proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information about Partners Trust and the election of directors to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

Sincerely,

/s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

PARTNERS TRUST FINANCIAL GROUP, INC.

233 Genesee Street

Utica, New York 13501

(315) 768-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Partners Trust Financial Group, Inc. will be held on Wednesday, April 23, 2003, at 11:00 a.m. Eastern Time, in the Community Board Room at the Company's executive offices, 233 Genesee Street, Utica, New York, 13501 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect four directors for a three-year term;

2. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of

Partners Trust for the fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting.

Shareholders of record at the close of business on March 5, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors

/s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

Utica, New York

March 21, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PARTNERS TRUST FINANCIAL GROUP, INC.

233 Genesee Street

Utica, New York 13501

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 23, 2003

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement, which is first being mailed on or about March 21, 2003, is furnished to shareholders of Partners Trust Financial Group, Inc. (the ''Company'' or "Partners Trust") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2003 Annual Meeting of Shareholders (the ''Annual Meeting'') and any adjournments of the meeting. The Annual Meeting will be held in the Community Board Room at the Company's executive offices, 233 Genesee Street, Utica, New York 13501, on April 23, 2003 at 11:00 a.m. Eastern Time.

The Annual Meeting has been called for the following purposes: (i) to elect four directors for a three-year term (Proposal 1); (ii) to ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of Partners Trust for the year ending December 31, 2003 (Proposal 2); and (iii) to transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting. Except for procedural matters, the Board of Directors is not aware of any other matters that will be presented at the Annual Meeting and any adjournments of the meeting.

The proxies solicited hereby, if properly signed and returned to the Company and not revoked prior to their use, will be voted in accordance with the instructions contained therein by the persons named in the proxy, who have been duly appointed by the Board of Directors to vote such proxies. Unless contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors and FOR ratification of the appointment of Partners Trust's independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the person appointed to vote the proxies will vote the shares represented by the proxies on such matters as determined by a majority of the Company's Board of Directors.

Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) delivering to the Secretary of the Company (Steven A. Covert, Executive Vice President, Chief Financial Officer and Corporate Secretary, Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501) written revocation of the proxy, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments of the Annual Meeting and will not be used for any other meeting.

The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $0.10 per share (the ''Common Stock''), with each share entitling its owner to one vote on each matter presented. The close of business on March 5, 2003 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock issued and outstanding on March 5, 2003 was 14,204,079. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the Company's Bylaws, directors are elected by a plurality of the votes cast by the shares of Common Stock and entitled to vote at the Annual Meeting. Unless otherwise required by the rules and regulations of the Office of the Thrift Supervision or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the shares, represented either in person or by proxy, and entitled to vote at the Annual Meeting. Partners Trust, MHC owns a majority of the issued and outstanding shares of the Company's Common Stock and has indicated its intention to vote all of its shares in favor of the proposals to be considered at the Annual Meeting.

Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting, however, abstentions will be counted in determining the number of shares represented in connection with any matter presented at the Annual Meeting.

The Company will pay the cost of soliciting proxies for the Annual Meeting. In addition to using the mail, Partners Trust's directors, officers and employees may solicit proxies personally, by telephone or by fax. The Company will not pay additional compensation to its directors, officers or employees for these activities. The Company also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, four directors will be elected to serve for a three-year term and until the director's successor is elected and qualified or until the director's earlier death, resignation or removal. Unless otherwise specified on the proxy, it is the intention of the persons serving as the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares of Common Stock and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The Board of Directors currently consists of eleven members and is divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. The terms of R.W. Burrows, Gordon M. Hayes, Jr., Dr. Marybeth K. McCall and William L. Schrauth expire at the 2003 Annual Meeting. Under the terms of the Company's December 2002 acquisition of Herkimer Trust Corporation, Inc. ("Herkimer"), R.W. Burrows, Herkimer's Chairman and Chief Executive Officer, was appointed as a member of the Board of Directors of the Company with a term expiring in 2003. Messrs. Burrows, Hayes, Schrauth and Dr. McCall have been nominated to stand for election at the 2003 Annual Meeting for terms expiring in 2006.

Information as to Nominees and Other Directors

The following table lists the Board of Directors' nominees for election as directors and the current directors of Partners Trust whose offices continue beyond the Annual Meeting. Also in the table is each person's age at December 31, 2002, the periods during which that person has served as a director of the Company or its subsidiary, SBU Bank ("SBU"), and positions currently held with the Company.
Director Nominees for	Age at	Director	Expiration
a Three-Year Term:	December 31, 2002	Since	of Term	Position
R.W. Burrows	53	2002	2003	Director
Gordon M. Hayes, Jr.	54	1990	2003	Director
Dr. Marybeth K. McCall	50	1997	2003	Director
William L. Schrauth	67	1975	2003	Director

	Age at	Director	Expiration
Continuing Directors:	December 31, 2002	Since	of Term	Position
John A. Zawadzki	54	2000	2005	President and
				Chief Executive
				Officer, Director
Elizabeth B. Dugan	63	1988	2005	Director
Richard R. Griffith	55	2001	2004	Director
Nicholas O. Matt	57	2001	2004	Director
John B. Stetson	74	1968	2004	Director
Dwight E. Vicks, Jr.	69	1977	2005	Director
John R. Zapisek	64	1987	2005	Director

Biographical Information

Provided below is a brief description of the principal occupation for the past five years of each of Partners Trust's directors.

John A. Zawadzki. Mr. Zawadzki has been the President and Chief Executive Officer of Partners Trust since its formation in 2002. He has been the President and Chief Executive Officer of SBU Bank since August 2000. Prior to that time, he served as Regional President of Fleet National Bank from September 1991 to August 2000. Mr. Zawadzki also serves as a director of Utica First Insurance Co., Inc.

R.W. Burrows. Prior to the Company's acquisition of Herkimer Trust Corporation, Inc., Mr. Burrows was the Chairman and Chief Executive Officer of Herkimer from 1990 to December 2002 and Chairman from 1986 to December 2002. In addition, Mr. Burrows has served as the President and Chief Executive Officer of Burrows Paper Corporation since October 1976.

Elizabeth B. Dugan. Since 2000, Ms. Dugan has been retired. She previously served as Interim President of the United Way of the Greater Utica Area, Inc. from February 1999 to February 2000. From September 1998 to February 1999, she served as the Campaign Director for the United Way of the Greater Utica Area, Inc. From August 1996 to September 1998, she served as the Manager for New World Books, a mail order book business.

Richard R. Griffith. Mr. Griffith has been President of Sturges Manufacturing Co. Inc., a manufacturer of webbing straps and related assemblies located in Utica, New York, since February 1992. Mr. Griffith also serves on the board of Commercial Travelers Insurance Company.

Gordon M. Hayes, Jr. Mr. Hayes has served as the Associate Director of Planned Giving for Colgate University, located in Hamilton, New York since November 2001. Prior to that time, he served as Executive Director of the Community Foundation of Oneida and Herkimer Counties from July 1989 to July 2001.

Nicholas O. Matt. Mr. Matt has been President of the Matt Brewing Co., Inc., brewers of Saranac beer and soft drinks, located in Utica, New York, since 1989. He serves on a number of local community and business boards, including the board of Utica National Insurance Group.

Dr. Marybeth K. McCall. Dr. McCall has served as Chief Medical Officer of Crouse Hospital since April 2002. Prior to that time, she served as Senior Vice President of Crouse Hospital since October 2001 and Senior Vice President and Medical Director of Faxton-St. Lukes' Healthcare from January 1995 to June 2001.

William L. Schrauth. Since August 2000, Mr. Schrauth has been retired. Previously, Mr. Schrauth served in several positions at SBU Bank since 1977, most recently as President and Chief Executive Officer of SBU Bank until August 2000.

John B. Stetson. Mr. Stetson has been a business and engineering consultant since 1993. Previously, he was president of Stetson-Harza, an architectural and engineering firm. Mr. Stetson serves on the boards of directors/trustees of Commercial Travelers Insurance Company, Mohawk Valley Community College and New York State Historical Association.

Dwight E. Vicks, Jr. Mr. Vicks has been the Chairman of Vicks Lithograph and Printing Corporation, since 1957. He also serves as a director of Commercial Travelers Mutual Insurance Company, Monitor Life Insurance Company, Utica First Insurance Company, and Chairman of the Board of Directors of Galaxy Funds, a mutual fund family for Fleet/Boston Financial.

John A. Zapisek. Mr. Zapisek has served as a Director and the Investment Coordinator of Utica Mutual Insurance Company since July 2001. He also serves as a director of the Graphic Arts Mutual Insurance Company and the Republic-Franklin Insurance Company. Previously, he served as the Executive Vice President, Chief Financial Officer, Treasurer and a Director of the Utica Mutual Insurance Company, Graphic Arts Mutual Insurance Company and the Republic-Franklin Insurance Company from January 1998 to June 2001.

Certain Board Committees; Nominations by Shareholders

The Audit Committee oversees Partners Trust's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews Partners Trust's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. The members of the Audit Committee are Messrs. Hayes (Chairman), Stetson, Zapisek and Griffith. During the fiscal year ended December 31, 2002, the Audit Committee held 4 meetings.

The Compensation Committee reviews and makes determinations as to employee and executive officer compensation. The Compensation Committee also recommends long-term incentive plan awards. The members of the Compensation Committee are Messrs. Vicks (Chairman), Schrauth, Matt, Ms. Dugan and Dr. McCall. During the fiscal year ended December 31, 2002, the Compensation Committee held 3 meetings.

The Board of Directors has appointed a Governance Committee that has overall responsibility for recommending corporate governance processes and board operations for the Company. The Governance Committee also has responsibility for recommending nominees for election to the Board of Directors. The members of the Governance Committee are Messrs. Stetson (Chairman), Zapisek, Vicks and Ms. Dugan. During fiscal 2002, the Governance Committee held 8 meetings. In addition, under Partners Trust's present Bylaws shareholders eligible to vote at the Annual Meeting may make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Partners Trust. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Partners Trust not less than five days prior to the date of the meeting.

During fiscal 2002, Partners Trust held 13 meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of Partners Trust

The following table sets forth certain information regarding the executive officers of Partners Trust at December 31, 2002.

	Age as of
Name	December 31, 2002	Position

John A. Zawadzki	54	President and Chief Executive Officer
Steven A. Covert	40	Executive Vice President, Chief Financial
		Officer and Corporate Secretary
Richard F. Callahan	50	Senior Vice President - Sales and
		Marketing of SBU Bank
Daniel J. O'Toole	39	Senior Vice President and Chief Lending
		Officer of SBU Bank
Sandra Wilczynski	52	Vice President - Human Resources of
		SBU Bank

Provided below is a brief description of the principal occupation for the past five years of each of Partners Trust's executive officers other than Mr. Zawadzki. For information regarding Mr. Zawadzki, see "Election of Directors - Biographical Information."

Steven A. Covert. Mr. Covert has served as Executive Vice President and Chief Financial Officer of Partners Trust and SBU Bank since December 2002. Previously, he was the Senior Vice President and Chief Financial Officer of Partners Trust from April 2002 to December 2002 and the Senior Vice President and Chief Financial Officer of SBU Bank from December 2000 to December 2002. He has also served as Partners Trust's Corporate Secretary since its formation in 2002. He was previously the Executive Vice President and Chief Financial Officer of CNY Financial Corp. and its subsidiary, Cortland Savings Bank, from June 1998 to July 2000. Prior to that time, he was Executive Vice President and Chief Financial Officer of Success Bancshares.

Richard F. Callahan. Mr. Callahan has served as Senior Vice President - Sales and Marketing of SBU Bank since January 2001. Since November 2002, he has also served as Partners Trust's Assistant Secretary. Prior to joining the Bank, he served as District Manager and Senior Vice President of Fleet National Bank in Utica, New York from January 1996 to December 2000.

Daniel J. O'Toole. Mr. O'Toole has served as Senior Vice President and Chief Lending Officer of SBU Bank since September 2002. From June 1992 to September 2002, he was employed by HSBC Bank USA. From August 2000 to September 2002, he was the Senior Vice President and Commercial Executive for HSBC's Central Region.

Sandra Wilczynski. Ms. Wilczynski has been Vice President - Human Resources of SBU Bank since January 1995. Prior to that time, Ms. Wilczynski held various positions with SBU Bank since 1968.

Executive Compensation

The following table sets forth the cash and certain other compensation paid by SBU Bank for services rendered in all capacities during fiscal 2002, to the President and Chief Executive Officer, all executive officers serving at December 31, 2002, whose total annual salary and bonus compensation exceeded $100,000 and one former executive officer who was not serving as an executive officer at the end of the fiscal year (the "named executive officers"). The Company has not granted any stock appreciation rights to its executive officers.

					Long Term Compensation Awards
	Annual Compensation				Restricted
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1)	Stock Awards ($)(2)	Options (#)	All Other Compensation(3)
John A. Zawadzki. President and Chief Executive Officer	2002	$278,100	$110,000		$847,682(4)	125,000	$67,646
Steven A. Covert Executive Vice President and Chief Financial Officer	2002	$158,000	$92,028		$678,162(4)	100,000	$6,518
Richard F. Callahan Assistant Secretary, Senior Vice President - Sales and Marketing of SBU Bank	2002	$121,000	$38,028		$339,068(4)	40,000	$4,426
Sandra Wilczynski Vice President - Human Resources of SBU Bank	2002	$111,000	$37,007		$169,534(4)	25,000	$4,290
Willard M. Iman Former Assistant Secretary, Senior Vice President and Chief Credit Officer of SBU Bank (5)	2002	$129,824	$25,705		$169,534(4)	25,000(6)	$30,948(7)

(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

(2) As of December 31, 2002, the executive officers held the following shares of restricted stock: Mr. Zawadzki, 63,976 shares with a value of $1,018,498; Mr. Covert, 51,182 shares with a value of $814,817; Mr. Callahan, 25,590 shares with a value of $407,393; and Ms. Wilczynski, 12,795 shares with a value of $203,696. Upon his resignation, Mr. Iman forfeited all of his restricted stock. The December 31, 2002 values are based on the closing price of the Company's Common Stock on the Nasdaq National Market of $15.92 on December 31, 2002.

(3) The amounts shown represent (a) contributions made by SBU Bank under SBU Bank's 401(k) plan ($5,931 for Mr. Zawadzki, $5,888 for Mr. Covert, $3,796 for Mr. Callahan and $3,660 for Ms. Wilczynski), (b) the dollar value of the benefit of premiums paid for split-dollar life insurance policies, projected on an actuarial basis ($1,085 for Mr. Zawadzki), (c) life insurance premiums paid by SBU Bank ($630 for Mr. Zawadzki, $630 for Mr. Covert, $630 for Ms. Wilczynski and $630 for Mr. Callahan) and (d) $60,000 paid to Mr. Zawadzki in 2002 to compensate him for options he forfeited in connection with leaving his position at his prior employer.

(4) Calculated based on the closing market price of the Company's Common Stock on the Nasdaq National Market of $13.25 on October 10, 2002, the grant date. The total number of shares of restricted stock awarded to Messrs. Zawadzki, Covert, Callahan, Iman and Ms. Wilczynski in fiscal 2002 was 63,976 shares, 51,182 shares, 25,590 shares, 12,795 shares and 12,795 shares, respectively. The restricted stock vests in 5 annual installments beginning on October 10, 2003. Dividends are being paid on the restricted stock. Upon his resignation, Mr. Iman forfeited all of his restricted stock.

(5) Mr. Iman resigned effective November 22, 2002.

(6) Upon his resignation, Mr. Iman forfeited all of his stock options.

(7) Represents payments made to Mr. Iman following his resignation as an employee of the Company.

Benefit Plans

Employment Agreements. SBU Bank has employment agreements with Messrs. Zawadzki and Covert. Each of these agreements has a term of three years. Following the initial three year term, the agreements will remain in force from year to year, subject to termination on notice as provided in the agreement. Under the agreements, the base salaries of Messrs. Zawadzki and Covert for 2003 are $300,000 and $170,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs, and other employee pension benefit and fringe benefit plans applicable to executive employees. In addition, the agreements provide for four weeks paid vacation, reasonable sick leave, reimbursement of moving expenses and reimbursement of certain club membership fees incurred by each executive. Mr. Zawadzki's employment agreement also entitles him to the use of a bank-owned automobile and a supplemental disability policy. The agreements provide for termination by SBU Bank for cause at any time, in which event, the executive would have no right to receive compensation or other benefits for any period after termination. In the event SBU Bank terminates the executive's employment for reasons other than for cause (but not because of death, disability or a change in control), the executive would be entitled to a lump sum payment equivalent to the unpaid compensation and benefits that would have been earned by the executive under the agreement if he had continued to work for the remaining term of the agreement, or 12 months, whichever is longer. Such payment would be made within 30 days of the date of termination. If the executive's employment terminates as a result of a change in control (as defined in the agreement), either involuntarily other than for cause or due to resignation following (i) a significant change in the nature or scope of authority, (ii) a reduction in total compensation from that before a change in control, (iii) a change in the general location where the employee is required to perform services (or in the case of Mr. Covert's employment agreement, by more than 50 miles) from that before the change in control, then the executive would be entitled to a severance benefit equal to 2.99 times the executive's average annual compensation included in gross income in the five years preceding the change in control. Messrs. Zawadzki and Covert would receive an aggregate of $1.2 million and $783,000, respectively, pursuant to their employment agreements upon a change in control of SBU Bank, based upon current levels of compensation.

Under each employment agreement, if an executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 100% of his compensation for 26 consecutive weeks following his use of all available sick leave reduced to the extent benefits are received under disability insurance, workers' compensation or other similar programs. In the event of the executive's death during the term of the agreement, SBU Bank will pay the executive's base salary to his designated beneficiary for a period of 30 days following his death.

Incentive Savings Plan. SBU Bank maintains an Incentive Savings Plan. Employees age 21 or older who have worked at SBU Bank for one year in which they have 1,000 or more hours of service are eligible for membership in the Incentive Savings Plan. Participants may contribute up to 15% of their compensation (as defined) to the Incentive Savings Plan on a before-tax basis and up to 5% on an after-tax basis. SBU Bank matches 100% of before-tax contributions up to 2% of each participant's compensation and up to 50% of the next 2% of the participant's compensation, for a maximum matching contribution equal to 3% of compensation. SBU Bank may from time to time change the Incentive Savings Plan to provide for a different matching contribution. Participants become vested in the matching contributions at the rate of 20% per year of service, starting upon completion of one year of service, and become fully vested upon completion of five years of service. In addition, participants' accounts become fully vested in the event of termination of employment due to retirement, disability or death.

The Incentive Savings Plan permits participants to direct the investment of their accounts into various investment options set forth under the plan, including an "Employer Stock Fund" which purchased stock of Partners Trust Financial Group in the initial stock offering and makes open market purchases. Each participant who directs the trustee to invest all or part of his or her account in the Employer Stock Fund will have assets in his or her account applied to the purchase of shares of Partners Trust Financial Group, Inc.

Upon termination of employment at the normal or postponed retirement date or in the event of disability, the standard form of distribution will be a single cash payment as soon as administratively possible. A participant may also elect to receive the value of his plan account in monthly, semi-annual or annual installments, for a period not exceeding his life expectancy and the life expectancy of his beneficiary. In the event of the participant's death, the value of his Incentive Savings Plan account will be paid to the participant's beneficiary in a single cash payment. If the participant has elected to receive payments in installments and dies before receiving all his installments, his beneficiary will continue to receive the installments.

Retirement Plan. SBU Bank maintains the Retirement Plan of SBU Bank in RSI Retirement Trust ("Retirement Plan"). Employees age 21 or older who have worked at SBU Bank for one year, in which they have accrued 1,000 or more hours of service are eligible to participate in the Retirement Plan. Retirement Plan participants become entitled to retirement benefits upon attainment of normal retirement age (for employees who became participants on or after October 1, 1988, normal retirement age is the later of attainment of age 65 or the fifth anniversary of participation in the plan; for employees who became participants before October 1, 1988, normal retirement age is age 65). The normal retirement benefit is equal to (a) 2% of the participant's average annual earnings multiplied by credited service before January 1, 1986, plus (b) 1-2/3% of the participant's average annual earnings multiplied by the participant's credited service after December 31, 1985, reduced by (c) a portion of the participant's primary Social Security benefit offset. The sum of years of credited service of (a) and (b) may not exceed 30 years. Effective November 1, 2002, the Company froze all pension benefit accruals and participation in the Retirement Plan.

A participant may elect to receive early retirement benefits if his termination of service occurs after he has completed at least 5 consecutive years of vested service (or, if before October 1, 1989, five consecutive years of credited service) and he has either (i) attained age 60 or (ii) completed at least 30 years of vested service, or (iii) the sum of his age and years of vested service equals or exceeds 75. Early retirement benefits will begin on the participant's normal retirement date, unless the participant elects to receive them beginning on the first day of the month coincident with or next following his termination of service. If the termination of service occurs after the normal retirement date, the participant's benefits will begin on the participant's postponed retirement date.

Participants who have completed at least 5 years of vested service after their 18th birthday will become 100% vested in their accrued retirement benefits. Vested retirement benefits will be paid on the participant's normal retirement date, unless the participant elects to have his vested retirement benefit begin at an earlier date.

The standard form of benefit payment for a married participant is a 50% joint and survivor benefit and the standard form of benefit payment for a non-married participant is a straight life benefit. A non-married participant or a participant who has complied with the spousal consent requirements may elect to receive payment of his benefits in the following optional forms: (a) straight life benefit; (b) 100% joint and survivor benefit; (c) 50% joint and survivor benefit; (d) period certain and life benefit; (e) lump-sum benefit upon attainment of age 59 1/2, but only if this benefit is approved by the Internal Revenue Service; (f) lump-sum benefit upon attainment of age 55 if the participant is eligible to receive an early retirement benefit and has not yet begun to receive benefit payments; (g) rollovers and direct transfers to an IRA or another qualified plan; (h) special benefit payment forms. In the event a participant dies before his termination of service, his beneficiaries will be entitled to a preretirement survivor benefit if (i) the participant had either attained age 60, or (ii) the sum of his age and his vested service, including certain service with any other employer which has maintained a plan in the RSI Retirement Trust, totals 65 years or more, or (iii) he has satisfied the eligibility requirements for a vested retirement benefit.

The following table sets forth, as of December 31, 2002, the estimated annual retirement benefits that would be payable under the Retirement Plan upon retirement at or after a participant's normal retirement date, expressed in the form of a single life annuity for the average annual earnings and credited service classifications specified below, and not reduced by Social Security or another other offset amount.
	Years of Service and Benefit Payable at Retirement
Final Average Compensation	15	20	25	30
$ 50,000	$ 8,395	$11,193	$13,991	$16,790
75,000	14,176	18,902	23,627	28,353
100,000	20,433	27,244	34,055	40,866
125,000	26,695	35,594	44,492	53,391
150,000	32,958	43,944	54,930	65,916
$200,000 and above	37,968	50,624	68,280	75,936

As of December 31, 2002, Messrs. Zawadzki, Covert, Iman, Callahan and Ms. Wilczynski had 2, 2, 6, 2, and 22 years, respectively, of credited service under the Retirement Plan.

Executive Supplemental Retirement Income Agreement and Split Dollar Life Insurance Arrangement. In June 2001, SBU Bank entered into an Executive Supplemental Retirement Income Agreement (the "SERP") with John A. Zawadzki. Upon Mr. Zawadzki's retirement from SBU Bank at or after age 65, he will be entitled to an annual supplemental retirement income benefit equal to 60% of his average annual base salary during the preceding 36 months, payable in monthly installments over 180 months. The annual retirement benefits payable to Mr. Zawadzki at age 65 based on his current salary would be $180,000. If Mr. Zawadzki remains in continuous service with SBU Bank, he may elect to receive an early retirement benefit at or after age 62 equal to a percentage of his supplemental retirement income benefit. The percentage will be 70% if he retires at age 60, 80% at age 63 and 90% at age 64. In the event Mr. Zawadzki terminates employment within three years following a change in control, he will be entitled to receive the supplemental retirement income benefit as if he had retired following attainment of age 65 and had received annual three percent increases in his base salary until attaining that age.

If Mr. Zawadzki becomes disabled after age 60 but before age 65, he will be entitled to a supplemental disability benefit equal to a percentage of his supplemental retirement income benefit. The percentage will be 60% if he is disabled at age 60, 65% at age 61 and otherwise in accordance with the early retirement provisions discussed above. In the event Mr. Zawadzki dies after termination of employment due to disability but before commencement or completion of payment of his 180 monthly benefits, SBU Bank will continue payment of the monthly installments to his beneficiary. The remaining monthly installments may be paid in a lump sum.

If Mr. Zawadzki dies after attainment of age 60 but before termination of employment, his beneficiary will receive a survivor's benefit over 180 months equal to the supplemental retirement income benefit, calculated as if Mr. Zawadzki had died on or immediately following attainment of age 65 and assuming annual three percent increases in his base salary until such age. SBU Bank has also entered into an endorsement split dollar agreement for the benefit of Mr. Zawadzki under which SBU Bank purchased life insurance to provide death benefits to Mr. Zawadzki's beneficiary if Mr. Zawadzki dies before he attains age 60. SBU Bank will pay the annual premiums on the split dollar life insurance policy and will have an interest in the policy equal to the greater of the aggregated amount of the premiums paid or the policy's entire cash surrender value. Upon Mr. Zawadzki's death, SBU Bank will be entitled to receive an amount equal to its interest in the policy, less the amount of any indebtedness against the policy and any interest due on such indebtedness, and Mr. Zawadzki's beneficiary will receive the death benefits provided under the policy in excess of the amount payable to SBU Bank. Once Mr. Zawadzki attains age 60 and has a vested interest in death benefits under the SERP, the split dollar agreement will terminate.

Deferred Compensation Plans. SBU Bank maintains the Directors Deferred Compensation Plan to provide for the deferral of all or a portion of non-employee directors fees by members of SBU Bank's Board of Directors until one of the events specified in the plan occurs and the Management Employee Deferred Compensation Plan pursuant to which eligible employees designated by our Board of Directors can defer portions of their annual compensation until a specified event occurs. Participants in the plan may direct that their deferred compensation account balances be adjusted as if the account had been invested in one or more investment options designated by SBU Bank in its sole discretion. A participant who has terminated service as a director or employee on account of retirement, disability or otherwise, may request a one-time irrevocable change in his deemed investments. Upon a participant's retirement, disability, termination of service or employment before retirement for reasons other than death or disability, or in the event of a participant's death, benefits under the plan will be paid either in a single lump sum or in up to 15 annual installment payments, pursuant to the participant's payment schedule. In the event the participant's account balance is less than $10,000, the payment will be made in a single lump sum. If the participant's account balance is at least $10,000, the participant may request to defer a distribution payable as a result of disability, retirement, or termination of service or employment. In the event a participant dies before having received the full amount of his account balance, the remaining amounts will be paid to the participant's beneficiary.

Employee Stock Ownership Plan and Trust. Partners Trust adopted the Partners Trust Financial Group, Inc. Employee Stock Ownership Plan (the "ESOP") in connection with the initial public offering. Employees who are at least 21 years old, who have at least one year of employment with SBU Bank or an affiliated corporation and who have completed at least 1,000 hours of service, are eligible to participate. As part of the initial public offering, the ESOP borrowed funds from Partners Trust at a fixed-rate of interest equal to the prime rate on the date of the loan and used those funds to purchase 511,808 shares in the stock offering, pledging the purchased common stock as collateral for the loan. The loan will be repaid principally from discretionary employer contributions to the ESOP over a period of up to 10 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty. Shares purchased by the ESOP are being held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. Account balances under the plan become vested at the rate of 20% per year, starting upon completion of one year of credited service, and will be fully vested upon completion of five years of credited service. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock or cash or a combination of cash and shares. Contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the ESOP cannot be estimated. Under generally accepted accounting principles, a participating employer will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the ESOP will terminate and participants will become fully vested in their account balances, which will be paid to them.

Director Compensation

The members of the Board of Directors of Partners Trust are the same as the members of the Board of Directors of SBU Bank. SBU Bank pays each non-employee director a quarterly retainer of $2,250. A fee of $1,000 is provided to each non-employee director for attendance at a board meeting. Non-employee directors receive a fee of $400 for each committee meeting attended. No separate fees are paid to directors in their role as directors of Partners Trust. In fiscal 2002, each of the non-employee directors of Partners Trust, with the exception of Mr. Burrows, received grants of 8,530 shares of restricted Common Stock and an option to acquire 19,000 shares of Common Stock. The restricted stock grants and option grants each vest in 5 equal installments beginning on October 10, 2003. In 2003, Mr. Burrows received an option to acquire 19,000 shares of Common Stock. Mr. Burrows' option grant vests in 5 equal installments beginning on January 17, 2004.

Option Grants

The following table provides information on option grants in the fiscal year ended December 31, 2002 to the named executive officers.
	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
John A. Zawadzki	125,000	31.3%	$13.25	10/10/12	$1,041,607	$2,639,636
Steven A. Covert	100,000	25.0%	$13.25	10/10/12	$ 833,285	$2,111,709
Richard F. Callahan	40,000	10.0%	$13.25	10/10/12	$ 333,314	$ 844,684
Sandra Wilczynski	25,000	6.3%	$13.25	10/10/12	$ 208,321	$ 527,927
Willard M. Iman (2)	25,000	6.3%	$13.25	10/10/12	$ 208,321	$ 527,927

(1) Vests in 5 equal installments annually beginning on October 10, 2003.

(2) Mr. Iman resigned effective November 22, 2002 and forfeited his options.

Option Exercises and Values

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

Number of Securities
	Shares		Underlying Unexercised Options at FY-end	Value of Unexercised in-the Money Options at FY-end(1)
Name	Acquired on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
	(#)	($)	(#)	($)
John A. Zawadzki	-	-	-/125,000	-/$333,750
Steven A. Covert	-	-	-/100,000	-/$267,000
Richard F. Callahan	-	-	-/40,000	-/$106,800
Sandra Wilczynski	-	-	-/25,000	-/$66,750
Willard M. Iman(2)	-	-	-/-	-/-

(1) Based on the closing price per share of the Company's Common Stock on the Nasdaq National Market of $15.92 on December 31, 2002, less the exercise price, of unexercisable stock options having an exercise price less than that closing price per share.

(2) Mr. Iman resigned effective November 22, 2002 and forfeited his options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company has adopted a multi-faceted approach towards compensating all of its employees, including executive officers. The underlying philosophy and description of major components of the total compensation program are described below.

The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company.

The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 18, and establishes compensation parameters based on that review.

The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

The process of assessing performance involves the following:

1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes goals which are quantified in the Company's budget and strategic plan, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality.

2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers, and are linked to the strategic objectives in the Company's strategic plan.

3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and stock option matters.

Compensation Programs

The Company defines itself as a leading community oriented financial institution which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

Base Salaries

The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

Stock Compensation

In October 2002, Partners Trust's shareholders approved the Long-Term Equity Compensation Plan that provides directors, officers and employees with the opportunity to obtain a proprietary interest in Partners Trust. The purpose of this plan is to provide additional incentives to employees to work to maximize shareholder value. This plan serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company.

The Company believes that the use of equity-based compensation such as stock options and restricted stock is important in that it aligns the interests of key personnel with those of the shareholders.

CEO Compensation

The key performance measure used to determine Mr. Zawadzki's 2002 compensation was the Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of Partners Trust. In addition to leading Partners Trust to financial achievements, Mr. Zawadzki has established a strong record in the areas of innovation and management efficiency, and has built a strong management team, and aggressively pursued new areas for growth.

Consistent with Partners Trust's executive compensation philosophy, Mr. Zawadzki's total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of the possibility of a cash bonus under the terms of his employment agreement, determined by the Board of Directors. The long-term incentive component has taken the form of stock options and restricted stock granted under the Long-term Equity Compensation Plan. Both the annual and long-term components of Mr. Zawadzki's incentive compensation are variable and closely tied to corporate performance in a manner that encourages dedication to building shareholder value.

The Committee annually reviews the CEO's performance against pre-established goals and with respect to our performance. The Committee considers improvements in historical measures such as return on equity, return on assets, non-performing assets to total assets and net non-interest expense to total expense in its assessment of performance.

Mr. Zawadzki's annual base salary is fixed, subject to increases by the Board of Directors in its sole discretion. For 2002, his salary amounted to $278,000. The Committee believes that Mr. Zawadzki's salary is fixed at a level which is comparable to the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at similar banks and bank holding companies. In determining Mr. Zawadzki's compensation, the Committee has also relied on national and regional survey data for comparable positions at bank of similar size, and published information on peer banks within the Upstate New York market. In 2002, Mr. Zawadzki was granted options to purchase 125,000 shares of common stock and was awarded 63,976 shares under the Management Recognition Plan.

Compensation Committee

Dwight E. Vicks, Jr. (Chairman)

Elizabeth B. Dugan

Marybeth K. McCall

William L. Schrauth

Nicholas O. Matt

Compensation Committee Interlocks and Insider Participation

From time to time SBU Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

Audit Committee Report

The Audit Committee currently has four members: Gordon M. Hayes (Chairman), John B. Stetson, John A. Zapisek and Richard R. Griffith. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under Rule 4200(a)(14) of the Nasdaq Stock Market. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of Partners Trust, a copy of which is attached as Appendix A to this Proxy Statement. The Board of Directors is in the process of reviewing the Audit Committee Charter in light of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated by the Securities and Exchange Commission implementing the Sarbanes-Oxley Act as well as the rules proposed by The Nasdaq Stock Market relating to corporate governance matters. The Board of Directors intends to adopt a revised Audit Committee Charter that complies with the Securities and Exchange Commission's rules and regulations implementing the Sarbanes-Oxley Act and the proposed Nasdaq rules once those rules have been finalized.

The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 with Partners Trust's management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Partners Trust's Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee

Gordon M. Hayes, Jr. (Chairman)

John B. Stetson

John R. Zapisek

Richard R. Griffith

Certain Relationships

For a description of loans made to SBU Bank's directors, executive officers and related persons and entities, see "Compensation Committee Interlocks and Insider Participation."

Partners Trust's Independent Auditors

KPMG LLP has served as the independent auditors of Partners Trust since the Company's formation in 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Partners Trust's consolidated financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in Partners Trust's Quarterly Reports on Form 10-Q for that fiscal year were approximately $148,700.

Financial Information Systems Design and Implementation Fees

There were no fees billed by KPMG LLP for professional services related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2002 were approximately $115,610. These fees were primarily related to tax services, audits of employee benefit plans, due diligence/acquisition assistance, as well as certain information technology audit procedures.

The Audit Committee of the Board of Directors has considered and decided that the provisions of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

STOCK OWNED BY MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of March 5, 2003 by (1) any person known to us to be the beneficial owner of more than 5% of our common stock, (2) each director, (3) each nominee for election as director, (3) each of the named the executive officers and (4) all directors and executive officers as a group.

Name of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (b)	Percentage Of Ownership
Partners Trust, MHC	7,627,353	53.7%
John A. Zawadzki	93,976 (c)	*
President and Chief Executive Officer, Director
R.W. Burrows	21,000	*
Director
Elizabeth B. Dugan	20,530	*
Director
Richard R. Griffith	15,728 (d)	*
Director
Gordon M. Hayes, Jr.	9,860	*
Director
Nicholas O. Matt	15,724	*
Director
Dr. Marybeth K. McCall	18,530 (e)	*
Director
William L. Schrauth	11,530	*
Director
John B. Stetson	26,439	*
Director
Dwight E. Vicks, Jr.	28,530	*
Director
John R. Zapisek	27,530	*
Director
Steven A. Covert	73,052 (f)	*
Executive Vice President, Chief Financial Officer and Corporate Secretary
Richard F. Callahan	39,978	*
Senior Vice President - Sales & Marketing of SBU Bank

Sandra J. Wilczynski	30,223	*
Vice President - Human Resources of SBU Bank
William M. Iman	12,816 (g)	*
Former Assistant Secretary, Senior Vice President and Chief Credit Officer of SBU Bank
All directors and executive officers as a group (15 persons)	445,446	3.1%

__________

* Less than 1%.

(a) The address of each beneficial owner listed above is c/o Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501.

(b) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of the Rule if such person has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days from March 5, 2003. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. The table includes: 0 shares subject to outstanding options which are exercisable within 60 days from March 5, 2003 and 230,313 shares of restricted stock that were not vested as of March 5, 2003 (63,976 shares for Mr. Zawadzki, 8,530 shares for each of Messrs. Griffith, Hayes, Matt, Schrauth, Stetson, Vicks, Zapisek, Ms. Dugan and Dr. McCall, 51,182 shares for Mr. Covert, 25,590 shares for Mr. Callahan and 12,795 shares for Ms. Wilczynski).

(c) Mr. Zawadzki's share ownership includes 20,000 shares held in Mr. Zawadzki's IRA.

(d) Mr. Griffith's share ownership consists of 7,198 shares held in Mr. Griffith's IRA.

(e) Dr. McCall's share ownership consists of 10,000 shares held in Dr. McCall's IRA.

(f) Mr. Covert's share ownership consists of 21,870 shares held in Mr. Covert's IRA.

(g) Mr. Iman's share ownership includes 2,596 shares held by Mr. Iman's spouse, as to which Mr. Iman disclaims beneficial interest and 8,000 shares held in Mr. Iman's IRA.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 2)

The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Partners Trust for the year ending December 31, 2003, subject to ratification of the appointment by Partners Trust's shareholders. KPMG LLP was appointed as the independent auditors of SBU Bank in 2001, has performed audits for SBU Bank for the years ended December 31, 2001 and 2000, and has similarly performed an audit for Partners Trust for the year ended December 31, 2002. No determination has been made as to what action the Board of Directors would take if Partners Trust shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the shares, represented either in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as Partners Trust's independent auditors for the year ending December 31, 2003.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Partners Trust's independent auditors for the year ending December 31, 2003.

COMPARATIVE COMPANY PERFORMANCE

The following graph sets forth comparative information regarding Partners Trust's cumulative shareholder return on its Common Stock since April 4, 2002. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Partners Trust's cumulative shareholder return is based on an investment of $100 on April 4, 2002, which was the date Partner Trust's Common Stock began trading on the Nasdaq Stock Market, and is compared to the cumulative total return of the NASDAQ Stock Market (US Companies) and the SNL MHC Thrifts Index.

[GRAPHIC OMITTED]

	Period Ending
Index	04/04/02	06/30/02	09/30/02	12/31/02
Partners Trust Financial Group, Inc.	100.00	114.12	100.00	114.31
NASDAQ - Total US	100.00	82.13	65.90	75.17
SNL MHC Thrifts Index	100.00	119.39	108.70	124.15

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company shareholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2004 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501 by November 21, 2003. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at the Company's 2004 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of the Company not less than five days prior to the date of the meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2002 and a copy of our Annual Report on Form 10-K accompany this Proxy Statement.

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including the exhibits filed thereto, may be obtained by stockholders without charge by written request addressed to Steven A. Covert, Executive Vice President, Chief Financial Officer and Corporate Secretary, Partners Trust Financial Group, Inc., 233 Genesee Street, Utica New York 13501 or may be accessed on the Internet at www.partnerstrust.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Partners Trust's directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Partners Trust's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Partners Trust, the Company believes that during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to Partners Trust's officers, directors, and more than 10% owners were complied with on a timely basis.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

/s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

Utica, New York

March 21, 2003

Audit Committee Charter

Appendix A

I. Audit Committee Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors of SBU Bank (the "Bank") to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

• Monitor the integrity of the Bank's financial reporting process and internal control systems.

• Monitor the independence and performance of the Bank's independent auditors and internal audit department.

• Provide an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, the internal audit department, as well as any employee of the Bank. The Committee has the ability to retain, at the Bank's expense, special accounting, legal, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

The Committee shall be comprised of at least three Directors, each of whom shall be independent, non-executive Directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Committee members shall be appointed by the Board of Directors. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. An agenda should be prepared and/or approved in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

1. Recommend to the Board of Directors the annual appointment of the independent auditors, review and approve the proposed audit fees, and approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

2. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Bank that could impair the auditors' independence. Each year, the Committee should receive from the independent auditors a formal written statement describing all relationships between the independent auditors and the Bank, and confirming the independent auditors' independence.

3. Review and approve the overall annual audit plans of the independent auditors and the internal audit department. Advise the internal audit department and the independent auditors of any areas the Committee believes require special attention.

4. Review management's plans for engaging the independent auditors to perform any significant management advisory services.

5. Review the Bank's annual audited financial statements prior to the filing of the financial statements with the appropriate regulatory agencies in accordance with the FDIC Improvement Act. Review should include discussion with management and independent auditors of accounting principles, practices, and significant judgments and accounting estimates. Discuss with management and the independent auditors the quality and appropriateness of the Bank's accounting principles as applied in the Bank's financial reporting. The Committee should also review the results of the annual audit with the independent auditors and receive the required communications in accordance with Statement on Auditing Standards ("SAS") No. 61, as amended.

6. Review reports prepared by the internal audit department, the independent auditors (i.e. management letter), and any regulatory agencies that describe accounting and financial reporting issues, control weaknesses, regulatory compliance issues, and/or underwriting and credit administration weaknesses, and determine that corrective action has been taken by management.

7. Review with management and the Bank's legal counsel, if considered necessary, any legal matters that could have a significant impact on the Bank's financial statements.

8. Review and reassess the adequacy of this Charter at least annually and submit the charter to the Board of Directors for approval.

9. Perform any other activities consistent with this Charter, the Bank's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

10. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

REVOCABLE PROXY

PARTNERS TRUST FINANCIAL GROUP, INC.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

This proxy is being solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS

April 23, 2003

The undersigned stockholder hereby appoints John A. Zawadzki and Steven A. Covert, or either of them, as proxy, such person being duly appointed by the board of directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in the Community Board Room at the Company's executive offices, 233 Genesee Street, Utica, New York 13501, on Wednesday, April 23, 2003, at 11:00 a.m., local time, and at any adjournments or postponements thereof, in respect of all shares of the common stock of the Company which the undersigned may be entitled to vote, on the following matters:

Please be sure to sign and date this proxy in the box below.	Date

Stockholder sign above Co-holder (if any) sign above
	For	With-hold	For All Except
1. To elect four directors for a three-year term;

R.W. Burrows, Gordon M. Hayes, Jr., Dr. Marybeth K. McCall and William Schrauth

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of Partners Trust for the fiscal year ending December 31, 2003.

For	Against	Abstain

This proxy will be voted as directed by the undersigned shareholder. Unless contrary instructions are given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR Proposal 2, and in accordance with the determination of a majority of the Company's Board of Directors as to any other matters.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 21, 2003, including the attachments thereto, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of proxy, or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person.

If you receive more than one proxy form, please sign and return all cards in the accompanying envelope.
I PLAN TO ATTEND THE April 23, 2003 ANNUAL STOCKHOLDERS MEETING

é Detach above card, sign, date and mail in postage paid envelope é

PARTNERS TRUST FINANCIAL GROUP, INC.

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.